EXHIBIT 99.1
For release at 6:30 a.m.
Contact:
Robert F. Doman, President & CEO — 978.909.2216
Richard Christopher, VP Finance & CFO — 978.909.2211
Shari Lovell, Director, Shareholder Services — 978.657.7500 ext. 1121
Chad Rubin, Investor Relations Contact, The Trout Group LLC — 646.378.2947
DUSA Pharmaceuticals Reports Fourth Quarter and
Full Year 2007 Corporate Highlights and Financial Results
Q4 Levulan® Kerastick® unit sales up 33% year over year,
Non-GAAP loss narrows to ($0.5) million in Q407;
Levulan® Kerastick® launched in Latin America and Korea
WILMINGTON, Mass. — March 4, 2008 — DUSA Pharmaceuticals, Inc.® (NASDAQ GM: DUSA), a dermatology company that is developing and marketing Levulan® photodynamic therapy (PDT) and other products targeting patients with common skin conditions, reported today its corporate highlights and financial results for the fourth quarter and full year ended December 31, 2007.
Fourth Quarter 2007 Financial Results
Total product revenues were $8.3 million in the fourth quarter of 2007, up 2% from $8.2 million in the fourth quarter of 2006. PDT revenues totaled $6.2 million, up 19% from $5.2 million for the comparable 2006 period. The increase in PDT revenues was attributable to a 30% increase in Kerastick® revenues, driven by 15% domestic volume growth, as well as international expansion into both Latin America and Korea. Overall Kerastick sales volumes increased 33% from 45,402 units in the fourth quarter of 2006 to a record 60,580 units in the fourth quarter of 2007. Non-PDT revenues totaled $2.2 million versus $3.0 million for the comparable 2006 period. Non-PDT revenues were primarily driven by the sales of Nicomide® which were adversely impacted by the residual levels of the River’s Edge product remaining in the distribution channel following the settlement of the litigation between the Company and River’s Edge (see “Legal Proceedings” below).
DUSA’s net loss on a GAAP basis for the fourth quarter of 2007 was ($7.0) million or ($0.31) per common share, compared to a net loss of ($18.3) million or ($0.94) per common share in the fourth quarter of 2006.
DUSA’s non-GAAP net loss for the fourth quarter improved 60% from ($1.2) million or ($0.06) per share common in 2006 to ($0.5) million or ($0.02) per share common in 2007. The fourth quarter 2007 non-GAAP net loss excludes a goodwill impairment charge of $6.8 million, stock-based compensation expense of $0.4 million and a non-cash gain on the change in the fair value of warrants of $0.7 million. Please refer to the “Use of Non-GAAP Financial Measures” section and the accompanying financial table included at the end of this release for a reconciliation of GAAP results to non-GAAP results for the three month periods ending December 31, 2006 and 2007, respectively.
2007 Financial Results
Total product revenues for the full year were $27.7 million in 2007, up 8% from $25.6 million in 2006. PDT revenues totaled $18.3 million, up 14% from $16.1 million for the comparable 2006 period. The increase in PDT revenues was driven by 22% domestic revenue growth, as well as the international expansion into both Latin America and Korea. Overall Kerastick revenues increased 21%, driven by 17% volume increase from 140,760 units in 2006 to 164,944 units in 2007. Non-PDT revenues totaled $9.4 million versus $9.5 million for the comparable 2006 period. Non-PDT revenues were primarily driven by the sales of Nicomide® which were adversely impacted by the presence of the River’s Edge product on the market for the majority of the year. Non-PDT revenues for 2006 represent the period following our merger with Sirius Laboratories, Inc. ®, which occurred on March 10, 2006.
DUSA’s net loss on a GAAP basis for the full year 2007 was ($14.7) million or ($0.73) per common share, compared to a net loss of ($31.3) million or ($1.65) per common share in 2006.
DUSA’s non-GAAP net loss for the full year improved 31% from ($10.3) million or ($0.54) per share common in 2006 to ($7.1) million or ($0.35) per share common in 2007. The full year 2007 non-GAAP net loss excludes a goodwill impairment charge of $6.8 million, stock-based compensation expense of $1.6 million and a non-cash gain on the change in the fair value of warrants of $0.7 million. Please refer to the “Use of Non-GAAP Financial Measures” section and accompanying financial table included at the end of this release for a reconciliation of GAAP results to non-GAAP results for the twelve month periods ending December 31, 2006 and 2007, respectively.
As of December 31, 2007, total cash, cash equivalents, and U.S. government securities were $23.0 million, compared to $18.2 million at December 31, 2006. The increase in our cash position was attributable to the net effect of the receipt of $10.3 million in net proceeds from a private investment in public equity (PIPE) transaction, receipt of milestone payments from our foreign distribution partners ($2.4 million), receipt of a settlement payment from River’s Edge ($0.4 million), recoupment of the court ordered bond in the River’s Edge case ($0.8 million), milestone payments made to the former Sirius shareholders (-$0.8 million), and cash burn (-$8.3 million) to fund operations. Cash expenditures for the fourth quarter of 2007, net of non-recurring items, were $0.8 million.
2007 Highlights:
•	International Expansion.
•	In January 2007, the Company entered into an exclusive marketing, distribution and supply agreement for certain Asian territories with Daewoong Pharmaceutical Co., Ltd. In October, Daewoong received notification that the Korean Food and Drug Administration (KFDA) approved Levulan® Kerastick® for Photodynamic Therapy (PDT) for the treatment of actinic keratoses (AKs). Daewoong officially launched Levulan in Korea in mid-November 2007. DUSA began recognizing revenue related to this agreement during the fourth quarter of 2007.

•	During the fourth quarter of 2007, the first shipments of Levulan® Kerastick® were released to Argentina, Chile, Colombia and Mexico where it was officially launched through Stiefel Laboratories, Inc., DUSA’s marketing and distribution partner for Latin America. In Latin America, Levulan has regulatory approval in Argentina, Chile, Colombia, Mexico, and Brazil (where launch is pending receipt of acceptable pricing approval). The first commercial sales by Stiefel occurred in October 2007. DUSA also began recognizing revenue related to this agreement during the fourth quarter of 2007.
•	Product Development.
•	Enrollment in our Phase IIb clinical trial of Levulan® PDT for the treatment of moderate to severe acne was initiated during the first quarter of 2007. Enrollment is now close to completion with 251 of the targeted 260 patients accrued to date at 14 U.S. clinical sites. The Company expects patient accrual to be complete by the end of the month with top-line results expected in the fall of 2008.
•	Legal Proceedings.
•	On October 29, 2007, the Company announced that it had entered into a settlement and mutual release agreement regarding all claims between the Company and River’s Edge including claims arising out of River’s Edge’s alleged infringement of the U.S. Patent under which DUSA has marketed, distributed and sold Nicomide®. Under the terms of the agreement, River’s Edge made a lump-sum settlement payment to DUSA for damages and is obligated to permanently cease the manufacture, distribution and sale of its nicotinamide product, NIC 750.
•	Cash.
•	During the fourth quarter of 2007, the Company announced that it had entered into definitive agreements with certain institutional investors for the private placement of shares of its common stock resulting in net proceeds to DUSA of $10.3 million. As of December 31, 2007, cash, cash equivalents, and U.S. government securities totaled $23.0 million.
Management Comments:
“We concluded the year with a strong fourth quarter performance in our core Kerastick business,” stated President and CEO Robert Doman. “Domestic Kerastick revenues reached record levels, increasing by 20% year over year. The domestic growth, coupled with the launches in both Latin America and Korea, resulted in 33% overall Kerastick unit growth.”
“During the quarter we fortified our cash position through the private placement, as well as resolved our legal dispute with River’s Edge. We also made significant progress on a number of key financial indicators, including reducing our quarterly non-GAAP net loss to ($0.5) million and reducing our quarterly cash burn to ($0.8) million,” continued Doman. “Kerastick gross margins also reached an all time high for the quarter at 83%.”
“As we head into 2008, we look forward to building on the momentum of our domestic Kerastick sales growth, the continued international expansion of our Levulan PDT franchise, and the results of our acne Phase IIb clinical trial.”

Revenues Table, Condensed Consolidated Balance Sheets, Condensed Consolidated Statement of Operations and GAAP to Non-GAAP reconciliation follow:
Revenues for the three-month and twelve-month periods were comprised of the following:

	3-months ended December 31,		12-months ended December 31,
	2007	2006	2007	2006
PDT Drug & Device Product Revenues
Kerastick® Product Revenues:
United States	$5,031,000	$4,213,000	$15,139,000	$12,425,000
Canada	204,000	208,000	740,000	1,147,000
Korea	436,000	—	436,000	—
Rest of World	92,000	—	92,000	—

Subtotal Kerastick® Product Revenues	5,763,000	4,421,000	16,407,000	13,572,000
BLU-U® Product Revenues:
United States	355,000	659,000	1,724,000	2,292,000
Canada	—	88,000	94,000	233,000
Korea	50,000		50,000	—

Subtotal BLU-U® Product Revenues	405,000	747,000	1,868,000	2,525,000
Total PDT Drug & Device Product Revenues	6,168,000	5,168,000	18,275,000	16,097,000
Total Non-PDT Drug Product Revenues	2,171,000	2,983,000	9,388,000	9,486,000

TOTAL PRODUCT REVENUES	$8,339,000	$8,151,000	$27,663,000	$25,583,000

DUSA Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,713,619	$3,267,071
Marketable securities	18,311,650	14,943,196
Accrued interest receivable	97,243	158,374
Accounts receivable, net	2,667,178	2,060,565
Inventory	2,672,105	2,343,472
Prepaid and other current assets	1,843,873	1,535,819

TOTAL CURRENT ASSETS	30,305,668	24,308,497
Restricted cash	170,510	162,805
Property, plant and equipment, net	2,142,658	2,567,286
Goodwill	—	5,772,505
Deferred charges and other assets	273,404	944,720

TOTAL ASSETS	$32,892,240	$33,755,813

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,213,867	$649,523
Accrued compensation	491,529	1,674,470
Other accrued expenses	3,322,642	3,841,891
Deferred revenue	1,256,494	57,270

TOTAL CURRENT LIABILITIES	6,284,532	6,223,154
Deferred revenues	2,918,850	993,085
Warrant liability	1,262,600	—
Other liabilities	319,736	206,001

TOTAL LIABILITIES	10,785,718	7,422,240

SHAREHOLDERS’ EQUITY
Capital stock
Authorized: 100,000,000 shares; 40,000,000 shares designated as common stock, no par, and 60,000,000 shares issuable in series or classes; and 40,000 junior Series A preferred shares. Issued and outstanding: 24,076,110 and 19,480,067 shares of common stock, no par, at December 31, 2007 and December 31, 2006 respectively	151,648,943	142,959,298
Additional paid-in capital	5,885,353	4,320,625
Accumulated deficit	(135,600,484)	(120,886,977)
Accumulated other comprehensive loss	172,710	(59,373)

TOTAL SHAREHOLDERS’ EQUITY	22,106,522	26,333,573

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$32,892,240	$33,755,813

DUSA Pharmaceuticals, Inc.
Consolidated Statement of Operations

	3-months ended December 31,		12-months ended December 31,
	2007	2006	2007	2006
Product revenues	$8,339,366	$8,150,636	$27,662,598	$25,582,986
Cost of product revenues:
Cost of product revenues and royalties	2,322,744	2,734,550	7,829,284	10,369,957
Impairment of intangible assets	—	15,746,032	—	15,746,032

Total cost of product revenues	2,322,744	18,480,582	7,829,284	26,115,989

Gross margin	6,016,622	(10,329,946)	19,833,314	(533,003)
Operating costs:
Research and development	1,648,253	1,831,717	5,976,728	6,213,851
In-process research and development	—	—	—	1,600,000
Marketing and sales	3,583,654	3,530,561	13,311,314	12,644,654
General and administrative	2,344,499	2,768,402	10,311,290	11,195,726
Impairment of goodwill	6,772,505	—	6,772,505	—
Net gain on settlement of litigation	(582,866)	—	(582,866)	—

Total operating costs	13,766,045	8,130,680	35,788,971	31,654,231

Loss from operations	(7,749,423)	(18,460,626)	(15,955,657)	(32,187,234)

Other income
Gain on change in fair value of warrants	687,300	—	687,300	—
Other income, net	74,733	192,020	554,850	837,727

Net loss	$(6,987,390)	$(18,268,606)	$(14,713,507)	$(31,349,507)

Basic and diluted net loss per common share	$(0.31)	$(0.94)	$(0.73)	$(1.65)

Weighted average number of common shares	22,681,880	19,473,742	20,292,729	19,006,609

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, DUSA has provided in the table below non-GAAP financial measures adjusted to exclude amortization of intangible assets, intangible asset and goodwill impairment, share-based compensation expense, gain on the change in fair value of warrants, and an in-process research and development charge related to the Company’s merger with Sirius. The Company believes this presentation is useful to help investors better understand DUSA’s financial performance, competitive position and prospects for the future. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and in allowing for a more comparable presentation of results. Management uses these measures along with their corresponding GAAP financial measures to help manage the Company’s business and to help evaluate DUSA’s performance compared to the marketplace. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as superior to or as a substitute for financial information provided in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and, therefore, may not be comparable to, similarly titled measures used by other companies.
Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, contained in the table below.

	3-months ended December 31,		12-months ended December 31,
	2007	2006	2007	2006
GAAP net loss	$(6,987,390)	$(18,268,606)	$(14,713,507)	$(31,349,507)
Intangible asset amortization (a)	—	437,310	—	1,413,968
Impairment of intangible assets (b)	—	15,746,032	—	15,746,032
Impairment of goodwill (c)	6,772,505	—	6,772,505	—
In-process research and development (d)	—	—	—	1,600,000
Stock-based compensation (e)	418,613	871,727	1,564,727	2,284,844
Gain on change in fair value of warrants (f)	(687,300)	—	(687,300)	—

Non-GAAP adjusted net loss	$(483,572)	$(1,213,537)	$(7,063,575)	$(10,304,663)

Non-GAAP basic and diluted net loss per common share	$(0.02)	$(0.06)	$(0.35)	$(0.54)

Weighted average number of common shares	22,681,880	19,473,742	20,292,729	19,006,609

(a)	Amortization of intangible assets from date of merger (March 10, 2006) through the end of periods identified.

(b)	Impairment of intangible assets.

(c)	The goodwill impairment charge is primarily related to the Company’s revised estimate of cash flows associated with the Sirius products and product pipeline. Decisions related to the product pipeline are based on a number of factors, most importantly, DUSA’s development partner’s, Altana, Inc.’s, recent receipt of a non-approvable letter from the U.S. Food and Drug Administration (“FDA”) with respect to its abbreviated new drug application (“ANDA”) supplement covering one of the potential products the Company acquired from Sirius. The Company no longer expects to launch this product.

(d)	In-process research and development, one-time charge.

(e)	Share-based compensation expense resulting from the application of SFAS 123(R).

(f)	Non-cash gain on change in fair value of warrants.

Conference Call Details and Dial-in Information
In conjunction with this announcement, DUSA will host a conference call today:
Tuesday, March 4th — 8:30 a.m. Eastern
If calling from the U.S. or Canada use the following toll-free number:
800.647.4314
Password — DUSA
For international callers use
435.871.6103
Password — DUSA
A recorded replay of the call will be available
North American callers use 877.863.0350
International callers use 858.244.1268
The call will be accessible on our web site approximately one hour following the call at www.dusapharma.com.
About DUSA Pharmaceuticals
DUSA Pharmaceuticals, Inc. is an integrated dermatology specialty pharmaceutical company focused primarily on the development and marketing of its Levulan® Photodynamic Therapy (PDT) technology platform, and complementary dermatology products. Levulan® PDT is currently approved for the treatment of Grade 1 and 2 actinic keratoses of the face and scalp, and is being developed for the treatment of acne. DUSA’s other dermatology products include ClindaReach™ and Nicomide®. DUSA is also supporting development of certain internal indications of Levulan® PDT. DUSA is based in Wilmington, Mass. Please visit our Web site at www.dusapharma.com.
Except for historical information, this news release contains certain forward-looking statements that represent our current expectations and beliefs concerning future events, and involve certain known and unknown risk and uncertainties. These forward-looking statements relate to expectations regarding the receipt of results from the acne clinical trial, increasing domestic sales volumes, international expansion of the Levulan® PDT franchise, and management’s beliefs and calculations concerning non-GAAP financial measures. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from future results, performance or achievements expressed or implied by those in the forward-looking statements made in this release. These factors include, without limitation, actions by health regulatory authorities, changing market and regulatory conditions, the maintenance of our patent portfolio, dependence on third-party manufacturers, the ability to maintain our sales force and impact of sales activities, and other risks and uncertainties identified in DUSA’s Form 10-K for the year ended December 31, 2007.
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